CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 24, 1995, in Amendment No. 1 to the Registration Statement (Form S-1 No. 33-62873) and related Prospectus of Emerson Radio Corp. for the Registration of its 8.5% Senior
Subordinated Convertible Debentures Due 2002.

                                               /s/ Ernst & Young LLP
                                                   Ernst & Young

New York, New York

October 20, 1995